PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated November 12, 2010)	Registration No. 333-169651

Magnum Hunter Resources Corporation
10,000,000 Shares
Common Stock

This prospectus supplement relates to the issuance and sale of up to 10,000,000 shares of our common stock from time to time through McNicoll, Lewis & Vlac LLC (“MLV”), as our non-exclusive sales manager.  These sales, if any, will be made in accordance with the terms of a sales agreement between MLV and us.  A form of such sales agreement has been filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2010. Such exhibit is incorporated herein by reference.  You should read this prospectus supplement, particularly the “Risk Factors” beginning on page S-2 of this prospectus supplement, and the prospectus filed with our registration statement on Form S-3 (registration file no. 333-169651), carefully before you invest.  We also encourage you to read the documents to which we have referred you in the “Where You Can Find More Information” section of this prospectus supplement for information on us and for our financial statements.

Our common stock is listed on the NYSE Amex under the symbol “MHR.”  Sales of shares of our common stock pursuant to this prospectus supplement, if any, by MLV will be made in privately negotiated transactions or in any method permitted by law deemed to be an “At the Market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NYSE Amex or sales made through a market maker other than on an exchange.  MLV will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between MLV and us.  On November 12, 2010, the last reported sales price of our common stock on the NYSE Amex was $4.95 per share.

The compensation to MLV for sales of common stock through “At the Market” sales will be an amount up to 5% of the gross proceeds from the sale of the common stock. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.  In connection with the sale of common stock on our behalf, MLV is an “underwriter” within the meaning of the Securities Act, and the compensation of the sales manger constitutes underwriting commissions.  We have agreed to provide indemnification and contribution to MLV against certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves risks.  Risks associated with any investment in our common stock are described in “Risk Factors” beginning on page S-2 of this prospectus supplement and in certain of our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 15, 2010.

Prospectus

About This Prospectus	1
Risk Factors	1
Special Note Regarding Forward-Looking Statements	1
About Magnum Hunter Resources Corporation	2
Use of Proceeds	3
Description of Debt Securities	3
Description of Capital Stock	9
Description of Depositary Shares	13
Description of Warrants	15
Legal Ownership and Book-Entry Issuance	16
Plan of Distribution	20
Legal Matters	22
Experts	22
Incorporation of Certain Documents By Reference	22
Where You Can Find More Information	23

The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading "Where You Can Find More Information." All references to "Magnum Hunter," "the Company," "we," "our," "us" and similar terms refer to Magnum Hunter Resources Corporation and its subsidiaries unless otherwise stated or the context otherwise requires.

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement.  We have not authorized anyone to provide you with different information.  This prospectus supplement may only be used where it is legal to sell the offered securities.  You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement.  You should not assume that the information incorporated by reference in this prospectus supplement is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission.  Our business, financial condition, results of operations and prospects may have changed since those dates.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering, including the plan of distribution pursuant to the sales agreement with MLV. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. The accompanying prospectus was filed with our registration statement on Form S-3 (registration file no. 333-169651) with the Securities and Exchange Commission (the “SEC”) as part of a shelf registration process. Under the shelf registration process, we may offer to sell debt securities, common stock, preferred stock and warrants, from time to time in one or more offerings, up to a total dollar amount of $250,000,000.  Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined.  This prospectus supplement provides you with a general description of the offered securities. You should read this prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We urge you to carefully read this prospectus supplement, the information incorporated by reference, the accompanying prospectus and any free writing prospectus distributed by us before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus.  To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, contained, or incorporated by reference, in the accompanying prospectus or contained in any free writing prospectus we have distributed in connection with this offering.  We have not authorized anyone to provide you with different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus.  You should not rely on any unauthorized information or representation.  This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.  You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus distributed by us is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus or any sale of a security.

We are not making any representation to you regarding the legality of an investment in common stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of the common stock.

Information contained on or accessible through our website does not constitute part of this prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Magnum Hunter,” “Company,” “we,” “us,” and “our” or similar references refer to Magnum Hunter Resources Corporation and its subsidiaries.

RISK FACTORS

An investment in our securities involves many risks. You should carefully consider the following risks and all of the other information contained in this prospectus supplement and the accompanying prospectus before making an investment decision. Additional risks related to us and our securities may be included in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. In evaluating our company, the factors described below should be considered carefully. The occurrence of one or more of these events could significantly and adversely affect our business, prospects, financial condition, results of operations and cash flows.

Risks Related to Our Common Stock

Since being listed on the NYSE Amex in August of 2006, the price of our common stock has fluctuated substantially and may fluctuate substantially in the future.

Since being listed on the NYSE Amex, the price of our common stock has fluctuated substantially.  From August 30, 2006 to November 12, 2010, the trading price of our common stock ranged from a low of $0.19 per share to a high of $5.49 per share.  We expect our common stock to continue to be subject to fluctuations as a result of a variety of factors, including factors beyond our control.  These factors include:

•	changes in oil and natural gas prices;
•	variations in quarterly drilling, recompletions, acquisitions, and operating results;
•	changes in financial estimates by securities analysts;

•	changes in market valuations of comparable companies;
•	additions or departures of key personnel;
•	the level of our overall indebtedness;
•	future issuances of our stock; and
•	the other risks and uncertainties described in this “Risk Factors” section and elsewhere in this prospectus supplement and the accompanying prospectus.

We may fail to meet the expectations of our stockholders or of securities analysts at some time in the future, and our stock price could decline as a result.  Volatility or depressed market prices of our common stock could make it difficult for you to resell shares of our common stock when you want or at attractive prices.

The market for our common stock is limited and may not provide investors with liquidity of our common stock.

Our common stock is traded on the NYSE Amex under the symbol “MHR.” On November 12, 2010, the last reported sale price of our common stock on the NYSE Amex was $4.95 per share.  The present volume of trading in our common stock may not provide investors sufficient liquidity in the event they wish to sell their shares of common stock.  There can be no assurance that an active market for our common stock will be available for trading in large volumes.  In addition, the stock market in general, and early stage public companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies.  If we are unable to further develop an active market for our common stock, you may not be able to sell our common stock at prices you consider to be fair or at times that are convenient for you, or at all.

We will likely issue additional common stock in the future, which would dilute our existing stockholders.

In the future we may issue up to our previously authorized and unissued securities, including shares of our common stock or securities convertible into or exchangeable for our common stock, resulting in the dilution of the ownership interests of our stockholders. We are authorized under our amended and restated certificate of incorporation to issue 150,000,000 shares of common stock and 10,000,000 shares of preferred stock with such designations, preferences, and rights as may be determined by our board of directors.  As of November 11, 2010, there were 68,664,759 shares of our common stock issued and outstanding.

We have an effective shelf registration statement from which additional shares of our common stock and other securities can be issued in the future.  We may also issue additional shares of our common stock or securities convertible into or exchangeable for our common stock in connection with the hiring of personnel, future acquisitions, future private placements of our securities for capital raising purposes or for other business purposes.  Future issuances of our common stock, or the perception that such issuances could occur, could have a material adverse effect on the price of our common stock at any given time.

In addition to the offering of our common stock through MLV to which this prospectus supplement relates, we may enter into additional sales agreements for our common stock with respect to “At The Market” offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended with other sales managers from time to time.

Because we have no plans to pay dividends on our common stock, stockholders must look solely to appreciation of our common stock to realize a gain on their investments.

We do not anticipate paying any dividends on our common stock in the foreseeable future.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities.  In addition, our amended and restated Credit Agreement with our bank lenders, as amended (the “Senior Credit Facility”), which is described in our Annual Report on Form 10-K, limits the payment of dividends without the prior written consent of the lenders.  Accordingly, stockholders must look solely to appreciation of our common stock to realize a gain on their investment, which may not occur.

We are able to issue shares of preferred stock with greater liquidation and preference rights than our common stock.

Our amended and restated certificate of incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our common shareholders.  Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights, or voting rights.  If we issue additional preferred stock, it may adversely affect the market price of our common stock.

As of November 11, 2010, our only outstanding series of preferred stock was our 10.25% Series C Cumulative Perpetual Preferred Stock, par value $0.01 per share (our “Series C Preferred Stock”), of which 1,544,345 shares were issued and outstanding.  We have an effective shelf registration statement from which additional shares of our common stock, preferred stock and other securities can be issued in the future. In addition, we may also issue additional shares of our Series C Preferred Stock in connection with future acquisitions, future private placements of our securities for working capital purposes or for other business purposes.

Additionally, we are engaged in the issuance and sale of our Series C Preferred Stock from time to time through MLV, as our sales manager pursuant to an “At The Market” sales agreement between the Company and MLV, which is filed as an exhibit to our current report on Form 8-K filed with the SEC on November 15, 2010.  Additionally, we were engaged in the issuance and sale of our Series C Preferred Stock from time to time through “At the Market” sales by Wm. Smith & Co., as our sales manager, pursuant to an “At The Market” sales agreement between the Company and Wm. Smith & Co., which was terminated on October 28, 2010.  As of November 11, 2010, we have sold approximately 1,329,395 shares of Series C Preferred Stock pursuant to our “At The Market” offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, and other offerings. Future sales of shares of our Series C Preferred Stock, if any, by MLV will be made in privately negotiated transactions or in any method permitted by law deemed to be an “At The Market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NYSE Amex or sales made through a market maker other than on an exchange. We may also enter into additional “At The Market” sales agreements for our Series C Preferred Stock with other sales managers from time to time.

Our assets are subject to liquidation preferences in favor of the holders of our Series C Preferred Stock, which will impact the rights of holders of our common stock if we liquidate.

Under the Certificate of Designations of the Series C Preferred Stock, holders of the Series C Preferred Stock are entitled to receive the repayment of their original investment, together with any accrued but unpaid dividends, before any payment is made to holders of our common stock.

In addition to the ongoing “At The Market” offerings of shares of our common stock and our Series C Preferred Stock described above, we may also seek to raise additional capital through the issuance of debt securities, preferred stock or other securities, and the holders of such securities may also have rights and preferences that are effectively senior to those of the holders of our common stock. The holders of our common stock might therefore receive nothing in liquidation, or receive much less than they would if there were no Series C Preferred Stock or other preferred stock or other senior securities outstanding.

Our outstanding warrants which are exercisable into our common stock, may be exercised, which would dilute our existing common stockholders.

As of November 11, 2010, we had warrants outstanding that are exercisable for approximately 1.5 million shares of our common stock, which expire at various times hereafter through 2012. Any such exercise will be dilutive to our existing shareholders.  Additionally, we have two resale registration statements on file registering the common stock underlying certain of such warrants.  The ability to sell the common stock underlying such warrants pursuant to the registration statements may encourage warrantholders to exercise such warrants, which would be dilutive to our existing shareholders.

The market price of our common stock could be adversely affected by sales of substantial amounts of our common stock and securities convertible into, or exchangeable for, shares of our common stock in the public markets and the issuance of shares of common stock and securities convertible into, or exchangeable for, shares of our common stock in future acquisitions.

Sales of a substantial number of shares of our common stock by us or by other parties in the public market, or the perception that such sales may occur, could cause the market price of our common stock to decline.

In addition, in the future, we may issue shares of our common stock and securities convertible into, or exchangeable for, shares of our common stock in furtherance of our acquisitions and development of assets or businesses. If we use our shares for this purpose, the issuances could have a dilutive effect on the value of the shares of common stock, depending on market conditions at the time of such an event, the price we pay, the value of the assets or business acquired and our success in exploiting the properties or integrating the businesses we acquire and other factors.

Our amended and restated certificate of incorporation, amended and restated bylaws, and Delaware law contain provisions that could make it more difficult for a third party to acquire us without the consent of our board of directors, our Chairman and other executive officers, who collectively beneficially own more than 22% of the fully diluted outstanding shares of our common stock as of November 11, 2010.

 Provisions in our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of delaying or preventing a change of control of us and changes in our management. These provisions include the following:

•	the ability of our board of directors to issue shares of our common stock and preferred stock without stockholder approval;

•	the ability of our board of directors to make, alter, or repeal our bylaws without further stockholder approval;

•	the requirement for advance notice of director nominations to our board of directors and for proposing other matters to be acted upon at stockholder meetings;
•	requiring that special meetings of stockholders be called only by our Chairman, by a majority of our board of directors, by our Chief Executive Officer or by our President; and

•	allowing our directors, and not our stockholders, to fill vacancies on the board of directors, including vacancies resulting from removal or enlargement of the board of directors.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us.

As of November 11, 2010, our board of directors and our other executive officers collectively owned approximately 22% of the outstanding shares of our common stock. Although this is not a majority of our outstanding common stock, these stockholders, acting together, will have the ability to exert substantial influence over all matters requiring stockholder approval, including the election and removal of directors, any proposed merger, consolidation, or sale of all or substantially all of our assets and other corporate transactions.

The provisions in our amended and restated certificate of incorporation and amended and restated bylaws and under Delaware law, and the concentrated ownership of our common stock by our Chairman and other executive officers, could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of our common stock.

Our substantial indebtedness could adversely affect our financial condition and our ability to operate our business.

As of September 30, 2010 our outstanding total indebtedness was approximately $52.7 million. Our substantial debt could have important adverse consequences for holders of our common stock, including the following:

•	it may be difficult for us to satisfy our obligations, including debt service requirements under our credit agreements;

•	our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, and other general corporate purposes may be impaired;

•	a significant portion of our cash flow is committed to payments on our indebtedness, which will reduce the funds available to us for other purposes, such as future capital expenditures;

•
we are more vulnerable to price fluctuations and to economic downturns and adverse industry conditions and our flexibility to plan for, or react to, changes in our business or industry is more limited; and

•	our ability to capitalize on business opportunities, and to react to competitive pressures, as compared to others in our industry, may be limited.

Risks Related to Our Business

Future economic conditions in the U.S. and global markets may have a material adverse impact on our business and financial condition that we currently cannot predict.

The U.S. and other world economies are slowly recovering from the economic recession that began in 2008 and has extended into 2009 and 2010. While economic growth has resumed, it remains modest and the timing of an economic recovery is uncertain. There are likely to be significant long-term effects resulting from the recession and credit market crisis, including a future global economic growth rate that is slower than what was experienced in recent years. Unemployment rates remain very high and businesses and consumer confidence levels have not yet fully recovered to pre-recession levels. In addition, more volatility may occur before a sustainable, yet lower, growth rate is achieved. Global economic growth drives demand for energy from all sources, including for oil and natural gas. A lower future economic growth rate will result in decreased demand for our crude oil and natural gas production as well as lower commodity prices, which will reduce our cash flows from operations and our profitability.

Volatility in oil and natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

The prices we receive for our oil and natural gas production heavily influence our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities, and therefore their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been extremely volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our daily production, depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

•	the current uncertainty in the global economy;

•	changes in global supply and demand for oil and natural gas;

•	the condition of the U.S. and global economy;

•	the actions of certain foreign countries;

•	the price and quantity of imports of foreign oil and natural gas (LNG);

•	political conditions, including embargoes, war or civil unrest in or affecting other oil producing activities of certain countries;

•	the level of global oil and natural gas exploration and production activity;

•	the level of global oil and natural gas inventories;

•	production or pricing decisions made by the Organization of Petroleum Exporting Countries, or OPEC;

•	weather conditions;

•	technological advances affecting energy consumption; and

•	the price and availability of alternative fuels.

Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but also may reduce the amount of oil and natural gas that we can produce economically in the future. The higher operating costs associated with many of our oil fields will make our profitability more sensitive to oil price declines. A sustained decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

We have limited experience in drilling wells to the Eagle Ford Shale, Marcellus Shale, and Bakken Shale and limited information regarding reserves and decline rates in the Eagle Ford Shale, Marcellus Shale and Bakken Shale. Wells drilled to the Eagle Ford Shale, Marcellus Shale and Bakken Shale are more expensive and more susceptible to mechanical problems in drilling and completion techniques than wells in the other conventional areas.

We have limited experience in the drilling and completion of Eagle Ford Shale, Marcellus Shale and Bakken Shale wells. We have limited horizontal drilling and completion experience in the Eagle Ford Shale and Bakken Shale. Other operators in the Eagle Ford, Marcellus Shale and Bakken Shale plays may have significantly more experience in the drilling and completion of these wells, including the drilling and completion of horizontal wells. In addition, we have limited information with respect to the ultimate recoverable reserves and production decline rates. The wells drilled in the Eagle Ford Shale, Marcellus Shale and Bakken Shale are primarily horizontal and require more stimulation, which makes them more expensive to drill and complete. The wells will also be more susceptible to mechanical problems associated with the drilling and completion of the wells, such as casing collapse and lost equipment in the wellbore due to the length of the lateral portions of these unconventional wells. The fracturing of these shale formations will be more extensive and complicated than fracturing other geological formations in our other areas of operation.

If our access to oil and gas markets is restricted, it could negatively impact our production, our income and ultimately our ability to retain our mineral leases. Our ability to sell natural gas and/or receive market prices for our natural gas may be adversely affected by pipeline and gathering system capacity constraints.

 Market conditions or the restriction in the availability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. Our productive properties may be located in areas with limited or no access to pipelines, thereby necessitating delivery by other means, such as trucking, or requiring compression facilities. Such restrictions on our ability to sell our oil or natural gas may have several adverse effects, including higher transportation costs, fewer potential purchasers (thereby potentially resulting in a lower selling price) or, in the event we were unable to market and sustain production from a particular lease for an extended time, possibly causing us to lose a lease due to lack of production.

If drilling in the Eagle Ford Shale, Marcellus Shale and Bakken Shale areas proves to be successful, the amount of oil and natural gas being produced by us and others could exceed the capacity of the various gathering and intrastate or interstate transportation pipelines currently available in these areas. If this occurs, it will be necessary for new pipelines and gathering systems to be built. Because of the current economic climate, certain pipeline projects that are planned for the Eagle Ford Shale, Marcellus Shale and Bakken Shale areas may not occur for lack of financing. In addition, capital constraints could limit our ability to build intrastate gathering systems necessary to transport our gas to interstate pipelines. In such event, we might have to shut in our wells awaiting a pipeline connection or capacity and/or sell natural gas production at significantly lower prices than those quoted on NYMEX or than we currently project for these specific regions, which would adversely affect our results of operations.

A portion of our natural gas and oil production in any region may be interrupted, or shut in, from time to time for numerous reasons, including as a result of weather conditions, accidents, loss of pipeline or gathering system access, field labor issues or strikes, or we might voluntarily curtail production in response to market conditions. If a substantial amount of our production is interrupted at the same time, it could temporarily adversely affect our cash flow.

Certain federal income tax deductions currently available with respect to oil and natural gas exploration and development may be eliminated as a result of future legislation.

Among the changes contained in President Obama’s 2011 budget proposal released by the White House on February 1, 2010, is the elimination of certain key U.S. federal income tax preferences currently available to oil and gas exploration and production companies. Such changes include, but are not limited to:

•	the repeal of the percentage depletion allowance for oil and gas properties;

•	the elimination of current deductions for intangible drilling and development costs;

•	the elimination of the deduction for certain U.S. production activities; and

•
an extension of the amortization period for certain geological and geophysical expenditures. It is unclear, however, whether any such changes will be enacted or how soon such changes could be effective.

The passage of any legislation as a result of the budget proposal, the Senate bill, or any other similar change in U.S. federal income tax law could eliminate certain tax deductions that are currently available with respect to oil and gas exploration and development, and any such change could negatively affect our financial condition and results of operations.

We depend on a relatively small number of purchasers for a substantial portion of our revenue. The inability of one or more of our purchasers to meet their obligations may adversely affect our financial results.

We derive a significant amount of our revenue from a relatively small number of purchasers. Our inability to continue to provide services to key customers, if not offset by additional sales to our other customers, could adversely affect our financial condition and results of operations. These companies may not provide the same level of our revenue in the future for a variety of reasons, including their lack of funding, a strategic shift on their part in moving to different geographic areas in which we do not operate or our failure to meet their performance criteria. The loss of all or a significant part of this revenue would adversely affect our financial condition and results of operations.

Our results of operations and cash flow may be adversely affected by risks associated with our oil and gas financial derivative activities, and our oil and gas financial derivative activities may limit potential gains.

We have entered into, and we expect to enter into in the future, oil and gas financial derivative arrangements corresponding to a significant portion of our oil and natural gas production. Many derivative instruments that we employ require us to make cash payments to the extent the applicable index exceeds a predetermined price, thereby limiting our ability to realize the benefit of increases in oil and natural gas prices.

If our actual production and sales for any period are less than the corresponding volume of derivative contracts for that period (including reductions in production due to operational delays), or if we are unable to perform our activities as planned, we might be forced to satisfy all or a portion of our derivative obligations without the benefit of the cash flow from our sale of the underlying physical commodity, resulting in a substantial diminution of our liquidity. In addition, our oil and gas financial derivative activities can result in substantial losses. Such losses could occur under various circumstances, including any circumstance in which a counterparty does not perform its obligations under the applicable derivative arrangement, the arrangement is imperfect or our derivative policies and procedures are not followed or do not work as planned. Under the terms of our Senior Credit Facility, the percentage of our total production volumes with respect to which we will be allowed to enter into derivative contracts is limited, and we therefore retain the risk of a price decrease for our remaining production volume.

If oil and natural gas prices decline, we may be required to take write-downs of the carrying values of our oil and natural gas properties, potentially triggering earlier-than-anticipated repayments of any outstanding debt obligations and negatively impacting the trading value of our securities.

There is a risk that we will be required to write down the carrying value of our oil and gas properties, which would reduce our earnings and stockholders’ equity. We account for our natural gas and crude oil exploration and development activities using the successful efforts method of accounting. Under this method, costs of productive exploratory wells, developmental dry holes and productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploration costs, including personnel costs, certain geological and geophysical expenses and delay rentals for oil and gas leases are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The capitalized costs of our oil and gas properties may not exceed the estimated future net cash flows from our properties. If capitalized costs exceed future cash flows, we write down the costs of the properties to our estimate of fair market value. Any such charge will not affect our cash flow from operating activities, but will reduce our earnings and stockholders’ equity.

Write downs could occur if oil and gas prices decline or if we have substantial downward adjustments to our estimated proved reserves, increases in our estimates of development costs or deterioration in our drilling results. Because our properties currently serve, and will likely continue to serve, as collateral for advances under our existing and future credit facilities, a write-down in the carrying values of our properties could require us to repay debt earlier than we would otherwise be required. It is likely that the cumulative effect of a write-down could also negatively impact the value of our securities, including our common stock.

The application of the successful efforts method of accounting requires managerial judgment to determine the proper classification of wells designated as developmental or exploratory, which will ultimately determine the proper accounting treatment of the costs incurred. The results from a drilling operation can take considerable time to analyze and the determination that commercial reserves have been discovered requires both judgment and industry experience. Wells may be completed that are assumed to be productive but may actually deliver oil and gas in quantities insufficient to be economic, which may result in the abandonment of the wells at a later date. Wells are drilled that have targeted geologic structures that are both developmental and exploratory in nature, and an allocation of costs is required to properly account for the results. The evaluation of oil and gas leasehold acquisition costs requires judgment to estimate the fair value of these costs with reference to drilling activity in a given area.

We review our oil and gas properties for impairment annually or whenever events and circumstances indicate a decline in the recoverability of their carrying value. Once incurred, a write down of oil and gas properties is not reversible at a later date even if gas or oil prices subsequently increase. Given the complexities associated with oil and gas reserve estimates and the history of price volatility in the oil and gas markets, events may arise that would require us to record an impairment of the book values associated with oil and gas properties.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition and results of operations.

Our future success will depend on the success of our exploitation, exploration, development and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control, including the risk that drilling will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations.  Our estimated reserves are based on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions may materially affect the quantities and present value of our reserves. Our costs of drilling, completing and operating wells are often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures could be materially and adversely affected by any factor that may curtail, delay or cancel drilling, including the following:

•	delays imposed by or resulting from compliance with regulatory requirements;

•	unusual or unexpected geological formations;

•	pressure or irregularities in geological formations;

•	shortages of or delays in obtaining equipment and qualified personnel;

•	equipment malfunctions, failures or accidents;

•	unexpected operational events and drilling conditions;

•	pipe or cement failures;

•	casing collapses;

•	lost or damaged oilfield drilling and service tools;

•	loss of drilling fluid circulation;

•	uncontrollable flows of oil, natural gas and fluids;

•	fires and natural disasters;

•	environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases;

•	adverse weather conditions;

•	reductions in oil and natural gas prices;

•	oil and natural gas property title problems; and

•	market limitations for oil and natural gas.

If any of these factors were to occur with respect to a particular field, we could lose all or a part of our investment in the field, or we could fail to realize the expected benefits from the field, either of which could materially and adversely affect our revenue and profitability.

Our proved reserves and related PV-10 as of December 31, 2009 have been reported under new SEC rules that went into effect on January 1, 2010. The estimates provided in accordance with the new SEC rules may change materially as a result of interpretive guidance that may be subsequently released by the SEC.

We have included in our Annual Report on Form 10-K for the year ended December 31, 2009, certain estimates of our proved reserves and related PV-10 at December 31, 2009 as prepared consistent with our independent reserve engineers’ interpretations of the new SEC rules relating to disclosures of estimated natural gas and oil reserves. These new rules are effective for fiscal years ending on or after December 31, 2009. These newly adopted rules will require SEC reporting companies to prepare their reserve estimates using revised reserve definitions and revised pricing based on 12-month unweighted first-day-of-the-month average pricing. The SEC has not specifically reviewed our reserve estimates under the new rules and has released only limited interpretive guidance regarding reporting of reserve estimates under the new rules. Accordingly, while the estimates of our proved reserves and related PV-10 at December 31, 2009 included in our Annual Report on Form 10-K  have been prepared based on what we and our independent reserve engineers believe to be reasonable interpretations of the new SEC rules, those estimates could ultimately differ materially from any estimates we might prepare applying more specific SEC interpretive guidance.

We may be limited in our ability to book additional proved undeveloped reserves under the new SEC rules.

Another impact of the new SEC reserve rules is a general requirement that, subject to limited exceptions, proved undeveloped reserves may only be booked if they relate to wells scheduled to be drilled within five years of the date of booking. This new rule may limit our potential to book additional proved undeveloped reserves as we pursue our drilling program on our undeveloped properties.

Our estimated reserves are based on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions may materially affect the quantities and present value of our reserves.

Estimates of oil and natural gas reserves are inherently imprecise. The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves. To prepare our estimates, we must project production rates and the timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds for capital expenditures.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in this report. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development activities, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

The present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated oil and natural gas reserves. We base the estimated discounted future net cash flows from our proved reserves on prices and costs in effect on the day of estimate. However, actual future net cash flows from our oil and natural gas properties also will be affected by factors such as:

•	actual prices we receive for oil and natural gas;

•	actual cost of development and production expenditures;

•	the amount and timing of actual production;

•	supply of and demand for oil and natural gas; and

•	changes in governmental regulations or taxation.

The timing of both our production and our incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% discount factor we use when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general.

Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

Our prospects are in various stages of evaluation. There is no way to predict with certainty in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable, particularly in light of the current economic environment. The use of seismic data and other technologies, and the study of producing fields in the same area, will not enable us to know conclusively before drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercially viable quantities. Moreover, the analogies we draw from available data from other wells, more fully explored prospects or producing fields may not be applicable to our drilling prospects.

We cannot control activities on properties that we do not operate and are unable to control their proper operation and profitability.

We do not operate all of the properties in which we own an ownership interest. As a result, we have limited ability to exercise influence over, and control the risks associated with, the operations of these non-operated properties. The failure of an operator of our wells to adequately perform operations, an operator’s breach of the applicable agreements or an operator’s failure to act in ways that are in our best interests could reduce our production, revenues and reserves. The success and timing of our drilling and development activities on properties operated by others therefore depend upon a number of factors outside of our control, including the operator’s:

•	nature and timing of drilling and operational activities;

•	timing and amount of capital expenditures;

•	expertise and financial resources;

•	the approval of other participants in drilling wells; and

•	selection of suitable technology.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending on reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs, which would adversely affect our business, financial condition and results of operations.

Our future acquisitions may yield revenue or production that varies significantly from our projections.

In acquiring producing properties, we will assess the recoverable reserves, future natural gas and oil prices, operating costs, potential liabilities and other factors relating to the properties. Our assessments are necessarily inexact, and their accuracy is inherently uncertain. Our review of a subject property in connection with our acquisition assessment will not reveal all existing or potential problems or permit us to become sufficiently familiar with the property to assess fully its deficiencies and capabilities. We may not inspect every well, and we may not be able to observe structural and environmental problems even when we do inspect a well or retain a third-party consultant. If problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of those problems. Any acquisition of property interests may not be economically successful, and unsuccessful acquisitions may have a material adverse effect on our financial condition and future results of operations.

Our development and exploration operations require substantial capital, and we may be unable to obtain needed capital or financing on satisfactory terms, which could lead to a loss of properties and a decline in our oil and natural gas reserves.

The oil and natural gas industry is capital intensive. We make and expect to continue to make substantial capital expenditures in our business and operations for the exploration for, and development, production and acquisition of, oil and natural gas reserves. To date, we have financed capital expenditures primarily with proceeds from bank borrowings, cash generated by operations and preferred and common stock equity offerings. We intend to finance our capital expenditures with the sale of equity, asset sales, cash flow from operations and current and new financing arrangements with our banks. Our cash flow from operations and access to capital is subject to a number of variables, including:

•	our proved reserves;

•	the amount of oil and natural gas we are able to produce from existing wells;

•	the prices at which oil and natural gas are sold; and

•	our ability to acquire, locate and produce new reserves.

If our revenues decrease as a result of lower oil and natural gas prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels. We may need to seek additional financing in the future. In addition, we may not be able to obtain debt or equity financing on terms favorable to us, or at all, depending on market conditions. The failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of our prospects, which in turn could lead to a possible loss of properties and a decline in our oil and natural gas reserves. Also, our Senior Credit Facility contains covenants that restrict our ability to, among other things, materially change our business, approve and distribute dividends, enter into certain transactions with affiliates, create or acquire additional subsidiaries, incur indebtedness, sell assets, make loans to others, make investments, enter into mergers, incur liens, and enter into agreements regarding swap and other derivative transactions.

Restrictive covenants in our Senior Credit Facility may restrict our ability to pursue our business strategies.

Our Senior Credit Facility contains certain negative covenants that among other things, restrict our ability to, with certain exceptions:

•	incur indebtedness;

•	grant liens;

•	make certain payments;

•	change the nature of our business;

•	dispose of all or substantially all of our assets or enter into mergers, consolidations or similar transactions;

•	make investments, loans or advances;

•	pay cash dividends, unless certain conditions are met and are subject to a “basket” of $2.5 million per year available for payment of dividends on preferred stock; and

•	enter into transactions with affiliates.

Our Senior Credit Facility also requires the Company to satisfy certain affirmative financial covenants, including maintaining:

•	an EBITDAX to interest ratio of not less than 2.5 to 1.0;

•	a debt to EBITDAX ratio of not more than (a) 4.5 to 1.0 for the fiscal quarter ending September 30, 2010, and (b) 4.0 to 1.0 for each fiscal quarter ending thereafter; and

•
a ratio of consolidated current assets to consolidated current liability of not less than 1.0 to 1.0. We are also required to enter into certain commodity price hedging agreements pursuant to the terms of the credit facilities.

Our ability to comply with these covenants may be affected by events beyond our control, and any material deviations from our forecasts could require us to seek waivers or amendments of covenants, alternative sources of financing or reductions in expenditures. We cannot assure you that such waivers, amendments or alternative financings could be obtained or, if obtained, would be on terms acceptable to us.

Our obligations under our Senior Credit Facility are secured by substantially all of our assets, and any failure to meet our debt obligations would adversely affect our business and financial condition .

PRC Williston, LLC, our majority-owned subsidiary, and Sharon Hunter Resources, Inc. (f/k/a Sharon Resources, Inc.) and Triad Hunter, LLC, our wholly-owned subsidiaries, have each guaranteed the performance of all of our obligations under the Senior Credit Facility, and we have collateralized our obligations under the Senior Credit Facility through our grant of a first priority security interest in our ownership interest in PRC Williston, LLC, Sharon Hunter Resources, Inc., Triad Hunter LLC, and substantially all of our oil and gas properties, subject only to certain permitted liens.

Our ability to meet debt obligations under the Senior Credit Facility will depend on the future performance of our properties, which will be affected by financial, business, economic, regulatory and other factors, many of which we are unable to control. Our failure to service this debt could result in a default under the credit facilities, which could result in the loss of our ownership interest in PRC Williston, LLC, Sharon Hunter Resources, Inc., Triad Hunter LLC and our oil and gas assets and otherwise materially adversely affect our business, financial condition and results of operations.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute on a timely basis our exploration and development plans within our budget.

We may, from time to time, encounter difficulty in obtaining, or an increase in the cost of securing, drilling rigs, equipment and supplies. In addition, larger producers may be more likely to secure access to such equipment by offering more lucrative terms. If we are unable to acquire access to such resources, or can obtain access only at higher prices, our ability to convert our reserves into cash flow could be delayed and the cost of producing those reserves could increase significantly, which would adversely affect our financial condition and results of operations.

We depend on pipelines owned by others to transport and sell our natural gas production. Disruption of, capacity constraints in, or proximity to pipeline systems could limit sales of our natural gas.

In many instances, we transport our natural gas to market by utilizing pipelines owned by others. If pipelines do not exist near our producing wells, if pipeline capacity is limited or if pipeline capacity is unexpectedly curtailed or disrupted, we may have to reduce sales of our production of gas because we do not have facilities to store excess inventory. If this occurs, our revenues will be reduced, and our unit costs will also increase. In addition, if pipeline gas quality requirements change for a pipeline, we might be required to install additional processing equipment, which could increase our costs. If this should occur, the pipeline could curtail our gas flows until the gas delivered to their pipeline is in compliance.

New technologies may cause our current exploration and drilling methods to become obsolete.

The oil and gas industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies. As competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, competitors may have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. One or more of the technologies that we currently use or that we may implement in the future may become obsolete. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. If we are unable to maintain technological advancements consistent with industry standards, our operations and financial condition may be adversely affected.

We may incur substantial losses and be subject to substantial liability claims as a result of our oil and natural gas operations, and we may not have enough insurance to cover all of the risks that we may ultimately face.

We maintain insurance coverage against some, but not all, potential losses to protect against the risks we foresee. We do not carry business interruption insurance. We may elect not to carry certain types or amounts of insurance if our management believes that the cost of available insurance is excessive relative to the risks presented. In addition, it is not possible to insure fully against pollution and environmental risks.

We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition and results of operations. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

•	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

•	abnormally pressured formations;

•	mechanical difficulties, such as stuck oil field drilling and service tools and casing collapses;

•	fires and explosions;

•	personal injuries and death; and

•	natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to us. If a significant accident or other event occurs and is not fully covered by insurance, then that accident or other event could adversely affect our financial condition, results of operations and cash flows.

We have completed several recent acquisitions, and may make additional acquisitions in the future, and there is no assurance that we will be able to satisfy our contractual and financial obligations thereunder, nor is there any assurance that we will be able to complete acquisitions or other proposed transactions that we have announced or may announce.

Although we have consummated the several acquisitions, and may make additional acquisitions in the future, there is no assurance we will be able to have sufficient equity capital or borrowing capacity to operate the assets we have acquired, or any additional assets we may acquire in the future. There is also no assurance that we can successfully assimilate the properties, operations and personnel we have acquired or may acquire in the future into our organization.  Furthermore, there is no assurance that we will be able to complete acquisitions or transactions that we may propose or announce, including, but not limited to, the joint venture and other transactions contemplated by the Letter of Intent entered into by the Company’s subsidiary, Eureka Hunter Pipeline, LLC, and DCP Midstream Partners, LP for the gathering of natural gas in West Virginia and Ohio.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to make an investment decision.

We have acquired a number of properties since July of 2005, and consequently, a large amount of our focus has been on assimilating the properties, operations and personnel we have acquired into our organization. Accordingly, there is little operating history upon which to judge our business strategy, our management team or our current operations.

The acquisition and integration of operating interests and other assets acquired in acquisitions may divert management from other important business activities. This diversion, together with other difficulties in integrating businesses and properties acquired, may have a material adverse effect on our business, financial condition and results of operations.

The difficulties and demands of integrating assets and businesses acquired into our Company may divert management attention from other important business activities. In addition to entering into new business activities, as a result of past acquisitions, we have begun operating in new geographic markets and have become subject to additional and unfamiliar legal and regulatory requirements. In the future, we may make additional acquisitions, which may require us to expand our operations to additional new geographic markets and may cause us to become subject to further unfamiliar legal and regulatory requirements. Compliance with such legal and regulatory requirements may impose substantial additional obligations on us and our management, cause us to expend additional time and resources in compliance activities and increase our exposure to penalties or fines for non-compliance with such additional legal and regulatory requirements. The demands of integrating an acquired business could have a material adverse effect on our business, financial condition and results of operations.

We have a history of losses and cannot assure you that we will be profitable in the foreseeable future.

Since we entered the oil and gas business in April 2005 through December 31, 2009, we have incurred a cumulative net loss from operations of $27.3 million. We also recorded net losses in the first two quarters of 2010. If we fail to generate profits from our operations, we will not be able to sustain our business. We may never report profitable operations or generate sufficient revenue to maintain our company as a going concern.

We have limited management and staff and will be dependent upon partnering arrangements.

Prior to the acquisition of substantially all of the assets of Triad Energy Corporation, a West Virginia corporation, and certain of its affiliated entities (collectively, “Triad”), we had 18 employees, including our nine officers. Primarily as a result of the Triad acquisition, as of November 12, 2010, the Company and its affiliates, including Triad Hunter LLC, had approximately 140 total employees. Despite this increase in employment, we expect that we will continue to require the services of independent consultants and contractors to perform various professional services, including reservoir engineering, land, legal, environmental and tax services. We will also pursue alliances with partners in the areas of geological and geophysical services and prospect generation, evaluation and prospect leasing. Our dependence on third party consultants and service providers creates a number of risks, including but not limited to:

•	the possibility that such third parties may not be available to us as and when needed; and

•	the risk that we may not be able to properly control the timing and quality of work conducted with respect to our projects.

If we experience significant delays in obtaining the services of such third parties or poor performance by such parties, our results of operations and stock price will be materially adversely affected.

Our business may suffer if we lose key personnel.

Our operations depend on the continuing efforts of our executive officers and senior management, including our Chairman and Chief Executive Officer, Gary C. Evans. Our business or prospects could be adversely affected if any of these persons does not continue in their management role with us and we are unable to attract and retain qualified replacements. Additionally, we do not carry key person insurance for any of our executive officers or senior management.

We are subject to complex laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

The exploration, development, production and sale of oil and natural gas are subject to extensive federal, state, and local laws and regulations. Such regulation includes requirements for permits to drill and to conduct other operations and for provision of financial assurances (such as bonds) covering drilling and well operations. Other activities subject to regulation are:

•	the location and spacing of wells;

•	the unitization and pooling of properties;

•	the method of drilling and completing wells;

•	the surface use and restoration of properties upon which wells are drilled;

•	the plugging and abandoning of wells;

•	the disposal of fluids used or other wastes generated in connection with our drilling operations;

•	the transportation of oil and natural gas through pipelines and other oil and gas transportation systems;

•	the marketing, transportation and reporting of production; and

•	the valuation and payment of royalties.

Under these laws, we could be subject to claims for personal injury or property damages, including natural resource damages, which may result from the impact of our operations. Failure to comply with these laws also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase our costs of compliance. Any such liabilities, penalties, suspensions, terminations or regulatory changes could have a material adverse effect on our financial condition and results of operations.

We must obtain governmental permits and approvals for our drilling operations, which can be a costly and time consuming process, which may result in delays and restrictions on our operations.

Regulatory authorities exercise considerable discretion in the timing and scope of permit issuance. Requirements imposed by these authorities may be costly and time consuming and may result in delays in the commencement or continuation of our exploration or production operations. For example, we are often required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that proposed exploration for or production of natural gas or oil may have on the environment. Further, the public may comment on and otherwise engage in the permitting process, including through intervention in the courts. Accordingly, the permits we need may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements that restrict our ability to conduct our operations or to do so profitably.

Our operations expose us to substantial costs and liabilities with respect to environmental matters.

Our oil and natural gas operations are subject to stringent federal, state and local laws and regulations governing the release of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of substances that can be released into the environment in connection with our drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution that may result from our operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of investigatory or remedial obligations or injunctive relief. Under existing environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether the release resulted from our operations, or our operations were in compliance with all applicable laws at the time they were performed. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our competitive position, financial condition and results of operations.

Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

Congress is currently considering legislation to amend the federal Safe Drinking Water Act to require the disclosure of chemicals used by the oil and natural gas industry in the hydraulic fracturing process. Hydraulic fracturing is an important and commonly used process in the completion of unconventional oil and natural gas wells in shale formations. This process involves the injection of water, sand and chemicals under pressure into rock formations to stimulate production. Sponsors of two companion bills, which are currently pending in the House Energy and Commerce Committee and the Senate Committee on Environment and Public Works Committee have asserted that chemicals used in the fracturing process could adversely affect drinking water supplies. The proposed legislation would require the reporting and public disclosure of chemicals used in the fracturing process, which could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater. In addition, this legislation, if adopted, could establish an additional level of regulation at the federal level that could lead to operational delays or increased operating costs and could result in additional regulatory burdens. Several states are also considering implementing, or in some instances, have implemented, new regulations pertaining to hydraulic fracturing, including the disclosure of chemicals used in connection therewith. The adoption of any future federal or state laws or implementing regulations imposing reporting obligations on, or otherwise limiting, the hydraulic fracturing process could make it more difficult and more expensive to complete new wells in shale formations and increase our costs of compliance and doing business.

Climate change legislation or regulations restricting emissions of “greenhouse gases” could result in increased operating costs and reduced demand for the oil, natural gas and NGLs that we produce.

A variety of regulatory developments, proposals or requirements and legislative initiatives have been introduced in the United States that are focused on restricting the emission of carbon dioxide, methane and other greenhouse gases. On June 26, 2009, the U.S. House of Representatives passed the American Clean Energy and Security Act of 2009, or ACESA, which would establish an economy-wide cap-and-trade program to reduce emissions of greenhouse gases in the United States, including carbon dioxide and methane. The U.S. Senate has begun work on its own legislation for controlling and reducing greenhouse gas emissions in the United States. Although it is not possible at this time to predict whether or when the Senate may act on climate change legislation, how any bill passed by the Senate would be reconciled with ACESA, or how federal legislation may be reconciled with state and regional requirements, any future federal laws or implementing regulations that may be adopted to address greenhouse gas emissions could require us to incur increased operating costs and could adversely affect demand for the oil, natural gas and NGLs that we produce.

In 2007, the U.S. Supreme Court held in Massachusetts, et al. v. EPA that greenhouse gas emissions may be regulated as an "air pollutant" under the federal Clean Air Act. On December 15, 2009, the U.S. Environmental Protection Agency, or EPA, officially published its findings that emissions of carbon dioxide, methane and other "greenhouse gases" present an endangerment to human health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the earth's atmosphere and other climatic changes. These findings by the EPA allow the agency to proceed with the adoption and implementation of regulations that would restrict emissions of greenhouse gases under existing provisions of the federal Clean Air Act.  Since December 2009, the EPA has issued regulations that, among other things, require a reduction in emissions of greenhouse gases from motor vehicles and that impose greenhouse gas emission limitations in Clean Air Act permits for certain stationary sources.  In addition, on September 22, 2009, the EPA issued a final rule requiring the reporting of greenhouse gas emissions from specified large greenhouse gas emission sources in the United States beginning in 2011 for emissions occurring in 2010.

Although it is not possible at this time to predict whether proposed legislation or regulations will be adopted as initially written, if at all, or how legislation or new regulations that may be adopted to address greenhouse gas emissions would impact our business, any such future laws and regulations could result in increased compliance costs or additional operating restrictions.  Any additional costs or operating restrictions associated with legislation or regulations regarding greenhouse gas emissions could have a material adverse effect on our business, financial condition and results of operation. In addition, these developments could curtail the demand for fossil fuels such as oil and gas in areas of the world where our customers operate and thus adversely affect demand for our products and services, which may in turn adversely affect our future results of operations.

Recent federal legislation could have an adverse impact on our ability to use derivative instruments to hedge against fluctuating commodity prices

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Act.  The Act provides for new statutory and regulatory requirements for derivative transactions, including certain oil and gas hedging transactions.  In particular, the Act includes a requirement that certain hedging transactions be cleared on exchanges and a requirement to post cash collateral for such transactions, although it is unclear whether the Act will apply to contracts for the sale of oil and gas for future delivery.  The Act also provides for a potential exception from these clearing and cash collateral requirements for commercial end-users.  However, many of the key concepts and defined terms under the Act must be delineated by rules and regulations to be adopted by the Commodities Futures Trading Commission, or the CFTC, and other applicable regulatory agencies.  As a consequence, it is difficult to predict the effect the Act may have on our hedging activities.  Depending on the rules and definitions adopted by the CFTC, we might be required to provide cash collateral for our commodities hedging transactions.  Such a requirement could result in significant liquidity issues by reducing our ability to use cash for investment or other corporate purposes.  Moreover, our Senior Credit Facility, which requires us to enter into swap agreements covering at least 60% of our anticipated production from proved developed producing reserves, expressly prohibits our ability to provide cash collateral in connection with such agreements.  In addition, a requirement to post cash collateral for hedging transactions could limit our ability to execute strategic hedges, which would result in increased commodity price uncertainty and volatility in our cash flows.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

We operate in a highly competitive environment for acquiring properties, exploiting mineral leases, marketing oil and natural gas and securing trained personnel. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we operate. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital.

OUR COMPANY

We are an independent oil and gas company engaged in the acquisition, development and production of oil and natural gas, primarily in West Virginia, North Dakota, Texas and Louisiana.  We are presently active in three of the most prolific shale resource plays in the United States, namely the Marcellus Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.  The Company is a Delaware corporation and was incorporated in 1997.  In 2005, the Company began oil and gas operations under the name Petro Resources Corporation.  In May 2009, the Company restructured its management team and refocused its business strategy, and in July 2009 changed its name to Magnum Hunter Resources Corporation.  The restructured management team includes Gary C. Evans, former founder, chairman and chief executive officer of Magnum Hunter Resources, Inc.,1 as Chairman and Chief Executive Officer.  Our management previously implemented a business strategy consisting of exploiting our inventory of lower risk drilling locations and the acquisition of long-lived proved reserves with significant exploitation and development opportunities.  As a result of this strategy, the Company has substantially increased its assets and production through acquisitions and ongoing development efforts, the Company’s percentage of operated properties has increased significantly, its inventory of acreage and drilling locations in resource plays has grown and its management team has been expanded.  Recently, our management team’s strategy has focused on the development and exploitation of unconventional resource plays and the acquisition of additional operated properties.

Our executive offices are located at 777 Post Oak Blvd., Suite 910, Houston, Texas 77056, and our telephone number is (832) 369-6986.  Our web site is www.MagnumHunterResources.com.  Additional information which may be obtained through our web site does not constitute part of this prospectus supplement.  Copies of the Company’s Annual Report on Form 10-K, as amended by Forms 10-K/A, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are located at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  Information on the operation of the SEC’s Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

 Recent Developments

On September 14, 2010, the Company entered into a Letter of Intent to create a natural gas gathering joint venture (the “Gathering JV”) between its Eureka Hunter Pipeline subsidiary and DCP Midstream Partners, LP for the gathering of natural gas in West Virginia and Ohio. The proposed Gathering JV will construct, own and operate certain natural gas gathering assets for natural gas produced in Western West Virginia and Eastern Ohio. Magnum Hunter and DCP will each own 50 percent of the proposed Gathering JV. The estimated total construction cost to complete the initial gathering pipeline facilities is approximately $35 million, with Magnum Hunter funding approximately $12.5 million of that amount and DCP funding approximately $22.5 million.

            On October 29, 2010, the Company and Approach Oil & Gas Inc. (“Approach O&G”), a subsidiary of Approach Resources, Inc., entered into a Purchase and Sale Agreement, pursuant to which the Company agreed to sell, and Approach O&G agreed to buy, the Company’s approximate 10% non-operated working interest, and associated properties, in an exploratory prospect area in Crockett County, Texas, known as the Cinco Terry prospect area. The transaction closed on October 29, 2010, and was effective as of October 1, 2010. Approach O&G paid the Company $21.5 million in cash for the assets, subject to certain adjustments.

___________________

1 Magnum Hunter Resources, Inc. was a NYSE-listed oil and gas exploration and production company, unrelated to the Company, that was acquired by Cimarex Energy Corporation in June 2005.

DESCRIPTION OF OUR COMMON STOCK

The following is a summary description of the rights of our common stock and related provisions of our amended and restated certificate of incorporation and our bylaws.  The following description of our common stock is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus supplement forms a part, and to the applicable provisions of Delaware law.

Common Stock

Our amended certificate of incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $0.01 per share.  As of November 11, 2010, there were 68,664,759 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Except for the election of directors, which is determined by a plurality vote, all matters to be voted on by stockholders must be approved by a majority in voting interest of the stockholders present in person or represented by proxy and entitled to vote.  Holders of our common stock are not entitled to cumulate their votes in the election of directors.  Each of our directors will be elected annually by our stockholders voting as a single class. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. If applicable, material U.S. federal income tax considerations relating to our common stock will be described in the applicable prospectus supplement.

All shares of our common stock currently outstanding are fully paid and non-assessable. Any shares of common stock offered pursuant to this prospectus and the applicable prospectus supplement will, upon issuance, be fully paid and non-assessable.

Preferred Stock

Please see the sub-section titled “Preferred Stock” under the section titled “Description of Capital Stock” starting on page 9 of the accompanying prospectus for more information regarding our preferred stock, including our Series C Preferred Stock.

Transfer Agent

The transfer agent for our common stock is Nevada Agency and Transfer Company and the registrar for our common stock is Securities Transfer Corporation.

Listing

Our common stock is listed on the NYSE Amex under the symbol “MHR.”

Delaware Anti-Takeover Law and Certain Provisions of Our Certificate of Incorporation and Bylaws

Please see the sub-section titled “Delaware Anti-Takeover Law and Certain Provisions of Our Certificate of Incorporation and Bylaws” under the section titled “Description of Capital Stock” starting on page 11 of the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Please see the section titled “Special Note Regarding Forward-Looking Statements” starting on page 1 of the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC.  Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the SEC’s rules and regulations.  You should review the information and exhibits in the registration statement for further information about us and the securities we are offering.  Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings.  You should review the complete document to evaluate these statements.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC.   Such reports, proxy statements and other information filed by us are available to the public free of charge at http://www.sec.gov.  Copies of certain information filed by us with the SEC are also available on our website at www.MagnumHunterResources.com.  You may also read and copy any document we file at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC's Internet website at  www.sec.gov. Our internet address is  www.MagnumHunterResources.com.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement.  The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the common stock covered by this prospectus supplement (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus supplement.):

•	our Annual Report on Form 10-K for the year ended December 31, 2009, as amended;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 17, 2010;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed with the SEC on August 12, 2010, as amended by Form 10-Q/A filed with the SEC on August 25, 2010;
•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed with the SEC on November 12, 2010;
•
our Current Reports on Form 8-K filed with the SEC on January 6, 2010, January 28, 2010, February 16, 2010, as amended on April 30, 2010, February 19, 2010, March 15, 2010, May 19, 2010, June 17, 2010, June 24, 2010, June 25, 2010,  June 29, 2010, July 30, 2010, August 6, 2010, August 11, 2010, August 16, 2010, September 15, 2010, September 29, 2010, September 30, 2010, October 29, 2010, November 2, 2010 (Item 5.07), November 4, 2010, November 10, 2010 and November 15, 2010;

•	the description of our common stock included in the Form 8-A filed on August 25, 2006, and any amendment or report filed with the SEC for the purpose of updating such description; and
•
all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, except as to any portion of any future report or document that is furnished to the SEC and which is not deemed “filed” with the SEC under such provisions.

You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website.

In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus supplement or the accompanying prospectus or into such documents).  Such requests may be directed to Corporate Secretary, Magnum Hunter Resources Corporation, 777 Post Oak Blvd., Suite 910, Houston, TX 77056 or call (832) 369-6986.

In accordance with Section 412 of the Exchange Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us under this prospectus supplement for capital expenditures, working capital, acquisitions, directly or indirectly, of oil and natural gas properties, repayment or refinancing of indebtedness (including repayment of amounts owed under our Senior Credit Facility, which is described in our Annual Report on Form 10-K), investments in our subsidiaries, or general corporate purposes. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

We may at least temporarily use a portion of the net proceeds from this offering to pay down indebtedness under our Senior Credit Facility prior to redrawing on such facility.  The Senior Credit Facility is a senior secured credit facility maturing November 23, 2012, that in general terms bears interest, at the Company’s option, at either:

(i)	with respect to ABR loans, an alternate base rate (“ABR”) equal to the higher of

o	the rate of interest per annum publicly announced from time to time by Bank of Montreal as its prime rate in effect at its principal office in New York, New York;

o
(i) the Federal Funds Effective Rate then in effect, which is the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding business day by the Federal Reserve Bank of New York, New York or, if such rate is not so published for any day that is a business day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the administrative agent from three Federal funds brokers of recognized standing selected by such agent plus 0.5% per annum, plus (ii) one half of 1%; and

o	the LIBO rate for a one month interest period on such day plus 1.0%; or

(ii)
with respect to Eurodollar loans, the adjusted LIBO rate, which is the rate stated on Reuters BBA Libor Rates C2BORO1 market for one, two, three, six or twelve months, as adjusted for statutory reserve requirements for eurocurrency liabilities, plus, in each of the cases described in clauses (i) and (ii) above, an applicable margin ranging from 1.50% to 2.50% for ABR loans and from 2.50% to 3.50% for Eurodollar loans.

PLAN OF DISTRIBUTION

Sales Agreement with MLV

We have entered into a sales agreement with MLV pursuant to which we may issue and sell up to 10,000,000 shares of common stock from time to time through MLV, as our non-exclusive sales manager.  The form of the sales agreement is an exhibit to the Current Report on Form 8-K filed by us with the SEC on November 15, 2010, and is incorporated by reference into this prospectus supplement.  The sales, if any, of common stock made under the sales agreement will be made in privately negotiated transactions or in any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices including sales made directly on the NYSE Amex, or sales made through a market maker other than on an exchange.  MLV will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between MLV and us.

MLV will sell the shares of common stock subject to the sales agreement from time to time as agreed upon by us and MLV.  Each time we wish to issue and sell shares of common stock, we will notify MLV of the proposed terms of the placement.  Subject to the terms and conditions of the sales agreement, including agreement by MLV of the terms of the placement, MLV will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell all of the designated shares of common stock.  We may instruct MLV not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. MLV will not be obligated to attempt to sell shares if the market price is below the designated price.  We or MLV may suspend the offering of shares of common stock upon proper notice and subject to other conditions.

The compensation to MLV for sales of common stock will equal an amount up to 5% of the gross proceeds from the sale of common stock, as detailed through various side letter agreements mutually agreed upon by us and MLV from time to time.   The remaining sales proceeds, after deducting offering expenses and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made in return for payment of the net proceeds to us.  There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of common stock on our behalf, MLV is an “underwriter” within the meaning of the Securities Act, and compensation to MLV constitutes underwriting commissions.  We have agreed to provide indemnification and contribution to MLV against certain civil liabilities, including liabilities under the Securities Act.  MLV may engage in transactions with, or perform services for, us in the ordinary course of business.

The offering of common stock in accordance with the sales agreement will terminate upon the earlier of:

•	the sale of all shares of common stock subject to the sales agreement; or

•	the termination of the sales agreement.

The sales agreement may be terminated by us or MLV at any time upon 10-days’ prior written notice.

MLV, formed in July 2009 and registered as a broker-dealer in January 2010, is an independent full service investment bank and institutional broker dealer located in New York.  Its banking and research divisions focus on the energy, infrastructure, healthcare, and life sciences sectors.  It has served as agent or co-agent for twelve publicly filed at-the-market offerings of equity securities since registering as a broker-dealer.  MLV has no relationship with the Company other than its current role as a sales agent for the Company’s “at the market” offerings of Series C Preferred Stock and common stock.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

Please see the sub-section titled “Limitation on Liability and Indemnification Matters” under the section titled “Description of Capital Stock” starting on page 12 of the accompanying prospectus.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for us by our Senior Vice President and General Counsel, Mr. Paul M. Johnston, Esquire, Houston, Texas.  MLV is being represented in connection with this offering by Holme Roberts & Owen LLP, Denver, Colorado.

EXPERTS

The financial statements of Magnum Hunter Resources Corporation incorporated into this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and the financial statements of Magnum Hunter Resources Corporation for the years ended December 31, 2009 and December 31, 2008 included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2010 have been audited by Hein & Associates LLP and MaloneBailey, LLP, each an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein and have been so incorporated in reliance upon their authority as experts in accounting and auditing.

The financial statements of Triad Energy Corporation, a West Virginia corporation, and certain of its affiliated entities, for the years ended December 31, 2008 and December 31, 2009 incorporated into this prospectus supplement by reference from our Current Report on Form 8-K/A filed with the SEC on April 30, 2010, have been audited by Appalachian Basin CPAs, Inc., an independent registered public accounting firm, as stated in its report, which is incorporated by reference herein and has been so incorporated in reliance upon its authority as an expert in accounting and auditing.

Certain estimates of proved oil and gas reserves for us included or incorporated by reference herein were based upon engineering reports prepared by Cawley, Gillespie & Associates, Inc. and DeGolyer and MacNaughton, each independent petroleum consultants.  These estimates are included or incorporated by reference herein in reliance on the authority of such firms as experts in such matters.

10,000,000 SHARES OF COMMON STOCK

MAGNUM HUNTER RESOURCES CORPORATION

 PROSPECTUS SUPPLEMENT

NOVEMBER 15, 2010

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement and the date of the accompanying prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PROSPECTUS

Magnum Hunter Resources Corporation

$250,000,000
Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process.  We may offer and sell any combination of our debt securities, common stock, preferred stock, depositary shares and warrants described in this prospectus in one or more offerings from time to time and at prices and on terms to be determined at or prior to the time of the applicable offering.  Our obligations under debt securities we issue may also be guaranteed by certain of our subsidiaries.  We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.  The aggregate initial offering price of all securities sold under this prospectus will not exceed $250 million.  We will specify in an accompanying prospectus supplement the terms of any such offering.  The prospectus supplement may also add to or update the information in this prospectus. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NYSE Amex under the trading symbol “MHR”. On November 11, 2010, the last reported sale price of our common stock on the NYSE Amex was $4.88.  Our Series C Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”) is listed on the NYSE Amex under the trading symbol “MHR.PC”.  On November 11, 2010, the last reported sale price of our Series C Preferred Stock on the NYSE Amex was $25.00.

Investing in our securities involves various risks. In our filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, we identify and discuss risk factors that you should consider before investing in our securities. See the section entitled “Risk Factors” on page 1 of this prospectus. Additional risks associated with an investment in our company as well as with the particular types of securities will be described in the related prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2010.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

RISK FACTORS	1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1

ABOUT MAGNUM HUNTER RESOURCES CORPORATION	2

USE OF PROCEEDS	3

DESCRIPTION OF THE DEBT SECURITIES	3

DESCRIPTION OF CAPITAL STOCK	9

DESCRIPTION OF THE DEPOSITARY SHARES	13

DESCRIPTION OF THE WARRANTS	15

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE	16

PLAN OF DISTRIBUTION	20

LEGAL MATTERS	22

EXPERTS	22

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	22

WHERE YOU CAN FIND MORE INFORMATION	23

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described in this prospectus and any accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is correct as of any date subsequent to the date of this prospectus or of any prospectus supplement.

ABOUT THIS PROSPECTUS

This document is called a “prospectus”, and it provides you with a general description of the securities we may offer. We have filed a registration statement (of which this prospectus forms a part) with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a shelf registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC's web site or at the SEC's offices. The SEC's web site and street address are provided under the heading “Where You Can Find More Information”.

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and related prospectus supplement. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of these documents.

This prospectus contains and incorporates by reference forward-looking statements. Any “free writing prospectus” we authorize may also contain forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus, any prospectus supplement and the documents incorporated herein by reference. See “Special Note Regarding Forward-Looking Statements” in this prospectus for more information. You should also carefully consider the various risk factors incorporated by reference into this prospectus from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated. You should not place undue reliance on our forward-looking statements.

In this prospectus, references to the terms “the Company”, “we”, “us”, “our” and similar terms, refer to Magnum Hunter Resources Corporation and its wholly-owned subsidiaries on a consolidated basis, unless we state or the context implies otherwise.

 Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K filed with the SEC and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement, before acquiring any of such securities. For more information please refer to the sections entitled “Special Note Regarding Forward-Looking Statements” and “Where You Can Find More Information”.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause our actual results, performance or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following:

•	adverse economic conditions in the United States and globally;

•	difficult and adverse conditions in the domestic and global capital and credit markets;

•	changes in domestic and global demand for oil and natural gas;

•	volatility in the prices we receive for our oil and natural gas;

•	operational constraints and potential mechanical failure at production facilities, processing plants or pipelines;

•	the availability of sufficient pipeline and transportation facilities;

•	the effects of government regulation, permitting and other legal requirements;

•	future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities;

•	uncertainties about the estimates of our oil and natural gas reserves;

•	our ability to increase our production and oil and natural gas income through exploration and development;

•	our ability to successfully apply horizontal drilling techniques and tertiary recovery methods;

•	the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled;

•	drilling and operating risks;

•	the availability of equipment, such as drilling rigs and gathering and transportation pipelines;

•	changes in our drilling plans and related budgets; and

•	the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks referred to in the section above entitled “Risk Factors”. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus, any prospectus supplement, the documents incorporated by reference herein or any “free writing prospectus” we authorize to be delivered to you, which speak only as of the their respective dates. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge you to review and consider disclosures we make in this prospectus and other materials that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

ABOUT MAGNUM HUNTER RESOURCES CORPORATION

We are an independent oil and gas company engaged in the acquisition, development and production of oil and natural gas, primarily in West Virginia, North Dakota, Texas and Louisiana.  We are presently active in three of the most prolific shale resource plays in the United States, namely the Marcellus Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.  The Company is a Delaware corporation and was incorporated in 1997.  In 2005, the Company began oil and gas operations under the name Petro Resources Corporation.  In May 2009, the Company restructured its management team and refocused its business strategy, and in July 2009 changed its name to Magnum Hunter Resources Corporation.  The restructured management team includes Gary C. Evans, former founder, chairman and chief executive officer of Magnum Hunter Resources, Inc.,1 as Chairman and Chief Executive Officer.  Our management previously implemented a business strategy consisting of exploiting our inventory of lower risk drilling locations and the acquisition of long-lived proved reserves with significant exploitation and development opportunities.  As a result of this strategy, the Company has substantially increased its assets and production through acquisitions and ongoing development efforts, the Company’s percentage of operated properties has increased significantly, its inventory of acreage and drilling locations in resource plays has grown and its management team has been expanded.   Recently, our management team’s strategy has focused on the development and exploitation of unconventional resource plays and the acquisition of additional operated properties.

1 Magnum Hunter Resources, Inc. was a NYSE-listed oil and gas exploration and production company, unrelated to the Company, that was acquired by Cimarex Energy Corporation in June 2005.

Our executive offices are located at 777 Post Oak Boulevard, Suite 910, Houston, Texas 77056, and our telephone number is (832) 369-6986. We maintain an Internet website at www.magnumhunterresources.com. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of any securities under this prospectus for:

•	acquisitions and other investments;

•	the repayment or refinancing of debt;

•	capital expenditures;

•	working capital;

•	the possible repurchase of our common stock;

•	general corporate purposes; and

•	other purposes mentioned in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities will be either our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities and any related subsidiary guarantees.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and the certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture, including the form of the certificate evidencing the applicable debt security, that is filed as an exhibit to the registration statement that includes this prospectus. In this description of the debt securities, the words “the Company”, “we”, “us” or “our” refer only to Magnum Hunter Resources Corporation and not to any of our subsidiaries, unless we otherwise expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•
the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•
if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•
if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities”;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guarantees for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Guarantees

Payment of the principal of, premium, if any, and interest on any debt securities may be guaranteed by certain of our subsidiaries.  Such guarantees will be full, unconditional, and irrevocable, and will be joint and several, unless provided otherwise in the applicable prospectus supplement.  The other terms of any such guarantees, including any limitations thereon and the terms of release and discharge of any guarantor therefrom, will be described in the applicable prospectus supplement.  The obligations under any guarantee will be limited so as not to constitute a fraudulent conveyance under applicable federal or state laws.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants”. Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•
the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

1.	we fail to pay principal of or any premium on any debt security of that series when due;

2.	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

3.	we fail to deposit any sinking fund payment when due;

4.	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

5.	certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, or any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities”.

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

1.	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

2.
the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

3.
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities;

•	providing for a successor trustee or additional trustees;

•	curing any ambiguities or inconsistencies;

•	providing for guarantees of, or additional obligors on, the securities;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•
reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•
We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•
We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer or director (or, in the absence of a subsidiary guarantee, subsidiary) of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full, in cash or other payment satisfactory to holders of senior debt, of all senior debt, including any senior debt securities.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•
a default in our obligations to pay principal, premium, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•
any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist; and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may start on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “Satisfaction and Discharge; Defeasance”,  if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

     Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following is a summary description of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation and our bylaws.  The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, which are filed as exhibits to this registration statement, of which this prospectus forms a part, and to the applicable provisions of Delaware law.

Common Stock

As of November 11, 2010, there were 68,664,759 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Except for the election of directors, which is determined by a plurality vote, all matters to be voted on by stockholders must be approved by a majority in voting interest of the stockholders present in person or represented by proxy and entitled to vote.  Holders of our common stock are not entitled to cumulate their votes in the election of directors.  Each of our directors will be elected annually by our stockholders voting as a single class. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. If applicable, material U.S. federal income tax considerations relating to our common stock will be described in the applicable prospectus supplement.

All shares of our common stock currently outstanding are fully paid and non-assessable. Any shares of common stock offered pursuant to this prospectus and the applicable prospectus supplement will, upon issuance, be fully paid and non-assessable.

Preferred Stock

The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the certificate of designation relating to that series. As of November 11, 2010, there were 4,000,000 shares of our authorized preferred stock designated as 10.25% Series C Cumulative Perpetual Preferred Stock, of which 1,544,345 shares were issued and outstanding.

Series C Preferred Stock

The rights, preferences, privileges and restrictions of shares of the Series C Preferred Stock have been fixed in a certificate of designation (as amended or supplemented, the “Series C Certificate of Designation”) and the material provisions are described below.  The following description of our Series C Preferred Stock is intended as a summary only and is qualified in its entirety by reference to the Series C Certificate of Designation, our certificate of incorporation and our bylaws, which are filed as exhibits to this registration statement, of which this prospectus forms a part, and to the applicable provisions of Delaware law.

Dividends. Holders of the Series C Preferred Stock are entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends on the Series C Preferred Stock at a rate of 10.25% per annum of the $25.00 liquidation preference per share (equivalent to $2.5625 per annum per share). However, if any four consecutive or non-consecutive “Quarterly Dividend Defaults” (as described below) occur or if we fail to maintain the listing of the Series C Preferred Stock on a national securities exchange for 180 consecutive days,  the dividend rate on the Series C Preferred Stock will increase to 12.50% per annum until such time as the dividend arrearage is eliminated or the Series C Preferred Stock becomes listed on a national securities exchange.  Effective as of October 1, 2010, dividends became payable monthly in arrears on the last day of each month; provided that if such day falls on a national holiday or a weekend, such dividends will be due and payable on the next business day following such weekend or national holiday.  A “Quarterly Dividend Default” occurs if we fail to pay cash dividends on the Series C Preferred Stock in full for any monthly dividend period within a calendar quarter, provided that only one Quarterly Dividend Default may occur during each calendar quarter and only four Quarterly Dividend Defaults may occur within a calendar year.

Voting rights. Holders of the Series C Preferred Stock generally have no voting rights. However, if any four consecutive or non-consecutive “Quarterly Dividend Defaults” occur or if we fail to maintain the listing of the Series C Preferred Stock on a national securities exchange for 180 consecutive days, the holders of the Series C Preferred Stock, voting separately as a class with holders of all other series of parity shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our board of directors in addition to those directors then serving on our board of directors until such time as the dividend arrearage is eliminated or the Series C Preferred Stock becomes listed on a national securities exchange.  In addition, certain changes that would be materially adverse to the rights of holders of the Series C Preferred Stock cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding shares of Series C Preferred Stock and all other shares of preferred stock similarly affected and entitled to vote, voting as a single class.

Redemption rights. The Series C Preferred Stock does not have any stated maturity date and is not subject to any sinking fund or mandatory redemption provisions, except under some circumstances upon a “Change of Ownership or Control” (as described below). Accordingly, the shares of Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem them or purchase all or a portion of the shares in the open market. We are not required to set aside funds to redeem the Series C Preferred Stock.

We may not redeem the Series C Preferred Stock prior to December 14, 2011, except pursuant to the special redemption upon a Change of Ownership or Control discussed below. On and after December 14, 2011, we may redeem the Series C Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to the redemption date.

Following a “Change of Ownership or Control” (as such term is defined in the Series C Certificate of Designation) of us by a person, entity or group other than a “Qualifying Public Company” (as such term is defined in the Series C Certificate of Designation), we (or the acquiring entity) will be required to redeem the Series C Preferred Stock, in whole but not in part, within 90 days after the date on which the Change of Ownership or Control has occurred, for cash at the following price per share, plus accrued and unpaid dividends (whether or not earned or declared) up to the redemption date:

Redemption Date	Redemption Price
On or before December 14, 2010	$26.00
After December 14, 2010 and on or before December 14, 2011	$25.50
After December 14, 2011	$25.00

A Change of Ownership or Control of us by a Qualifying Public Company will not require a mandatory redemption of the Series C Preferred Stock, but such Qualifying Public Company will have the right for a period of 90 days after a Change of Ownership or Control to redeem the Series C Preferred Stock, in whole but not in part, pursuant to the special redemption provisions described above.

Liquidation preference. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the Series C Preferred Stock are entitled to receive, from the assets remaining after payment of liabilities, subject to the distribution rights of any parity shares or senior shares (as described below), but before any distribution of assets to the holders of  our common stock or other junior shares (as described below), cash in an amount equal to $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to the distribution date.

Conversion rights. The Series C Preferred Stock is not convertible into or exchangeable for any stock or other securities or property of the Company.

Ranking. The Series C Preferred Stock ranks (i) senior to our common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to the Series C Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “junior shares”; (ii) equal to any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with the Series C Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “parity shares”; (iii) junior to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock), referred to as “senior shares”; and (iv) junior to all our existing and future indebtedness.

Other Series of Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority without further action by our stockholders to issue one or more additional series of preferred stock. Our board of directors has the authority to fix the number of shares of any series of preferred stock and to determine the designation of any such series. Our board of directors is also authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock. In addition, within the limitations or restrictions stated in any resolution or resolutions of our board of directors originally fixing the number of shares constituting any series, our board of directors has the authority to increase or decrease, but not below the number of shares of such series then outstanding, the number of shares of any series subsequent to the issue of shares of that series. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control without further action by our stockholders and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock. These effects might include, among other things, restricting dividends on our common stock, diluting the voting power of our common stock or impairing the liquidation rights of our common stock.

The prospectus supplement with respect to any issuance of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•
the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•
the terms and conditions, if any, for conversion or exchange of the shares of preferred stock into or for shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities, including debt securities, or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Any shares of preferred stock offered pursuant to this prospectus and the applicable prospectus supplement will, upon issuance, be fully paid and non-assessable.

Delaware Anti-Takeover Law and Certain Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and to remove our incumbent directors and officers. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

           Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers.  In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any stockholder who owns 15% or more of our outstanding voting stock (as well as affiliates and associates of such stockholders) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board before the date the interested stockholder acquired the stock;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by various employee benefit plans or persons who are directors and also officers; or

•
on or after the date the stockholder acquired the stock, the business combination is approved by the board and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders.  However, we have not opted out, and do not currently intend to opt out, of this provision.  The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company.

           Certificate of Incorporation and Bylaws

In addition, some provisions of our certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in the stockholders’ best interests.  The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

Authorized but unissued shares.  The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, unless such approval is required by applicable law or listing rules of an applicable securities exchange or quotation system. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Amendment to bylaws.  Our board of directors is authorized to make, alter or repeal our bylaws without further stockholder approval.

Advance notice of director nominations and matters to be acted upon at meetings.  Our bylaws contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

Call of special meetings of stockholders.  Our bylaws provide that special meetings of stockholders may be called only by our chairman, by a majority of our board of directors, by our chief executive officer, by our president or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The effect of this provision is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on behalf of the Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior.  Exculpation does not apply if the director acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws provide that we may indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is no currently pending material litigation or proceeding involving any of our directors or officers for which indemnification is sought.

Transfer Agent

The transfer agent for our common stock and Series C Preferred Stock is Nevada Agency and Transfer Company. Its address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501, and its telephone number is (775) 322-0626.

Listing

Our common stock is listed on the NYSE Amex under the trading symbol “MHR”. Our Series C Preferred Stock is listed on the NYSE Amex under the trading symbol “MHR.PC”.

DESCRIPTION OF THE DEPOSITARY SHARES
General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC. If applicable, material U.S. federal income tax considerations relating to depositary shares will be described in the applicable prospectus supplement.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of the preferred stock; and

•	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE WARRANTS
General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Stock Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder's right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each debt security, share of common stock or preferred stock and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We expect to issue debt securities and depositary shares in book-entry form only. We may issue shares of common stock in book-entry form. This means those securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture or other applicable agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of common or preferred stock in exchange for exchangeable debt securities, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of common or preferred stock in exchange for exchangeable debt securities, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other third parties employed by us, the trustee or any agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this section of the prospectus, we mean those who invest in the securities being offered by this prospectus and the applicable prospectus supplement, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this section of the prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders' consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What is a Global Security?

A global security is issued in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of these securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”.  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•
An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any agents also do not supervise the depositary in any way;

•
The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•
Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form, but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing shares of preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•
if the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary has ceased to be a clearing agency registered under the Exchange Act, and in either case we do not appoint another institution to act as depositary within 90 days;

•	in the case of a global security representing debt securities, if an event of default has occurred with regard to the debt securities and has not been cured or waived; or

•	any other circumstances specified for this purpose in the applicable prospectus supplement.

If a global security is terminated, only the depositary, and not we or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters for resale to investors or to the public;

•	to one or more underwriters acting alone for resale to investors or to the public;

•
through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any such methods of sale.

Our common stock and preferred stock may be issued upon conversion of debt securities or preferred stock. Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices. In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will, where applicable, describe, disclose or identify:

•	the terms of the offering;

•	any underwriters, dealers or agents;

•	any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters' compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may sell the securities offered through this prospectus directly or through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firms compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, than the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on an exchange, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common stock and our Series C Preferred Stock , both of which are listed on the NYSE Amex. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet (sometimes referred to as the “world wide web”) or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas, and for any agents, underwriters or dealers by counsel named in the applicable prospectus supplement. Certain legal matters in connection with the offerings will also be passed upon for us by Paul M. Johnston, our Senior Vice President and General Counsel.

EXPERTS

The financial statements of Magnum Hunter Resources Corporation incorporated into this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and the financial statements of Magnum Hunter Resources Corporation for the year ended December 31, 2009 and December 31, 2008 included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2010 have been audited by Hein & Associates LLP and MaloneBailey, LLP, each an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein and have been so incorporated in reliance upon their authority as experts in accounting and auditing.

The financial statements of Triad Energy Corporation, a West Virginia corporation, and certain of its affiliated entities for the years ended December 31, 2008 and December 31, 2009 incorporated into this prospectus by reference from our Current Report on Form 8-K/A filed with the SEC on April 30, 2010, have been audited by Appalachian Basin CPAs, Inc., an independent registered public accounting firm as stated in its report, which is incorporated by reference herein and has been incorporated in reliance upon its authority as an expert in accounting and auditing.

Certain estimates of our proved oil and gas reserves incorporated by reference herein were based upon engineering reports prepared by Cawley, Gillespie & Associates, Inc. and DeGolyer and MacNaughton, each independent petroleum consultants.  These estimates are incorporated by reference herein in reliance on the authority of such firms as experts in such matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus “incorporates by reference” certain information we file with the SEC. The information incorporated by reference is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document which is incorporated by reference into this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed with the SEC, except as to any portion of any such document that is furnished to the SEC under Form 8-K and which is not deemed “filed” with the SEC under the Exchange Act:

•	Annual Report on Form 10-K, as amended, for the year ended December 31, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 17, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 12, 2010;

•	Amendment to the Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2010, filed with the SEC on August 25, 2010;

•
Current Reports on Form 8-K filed with the SEC on January 6, 2010, January 28, 2010, February 16, 2010, as amended on April 30, 2010, February 19, 2010, March 15, 2010, May 19, 2010, June 17, 2010, June 24, 2010, June 25, 2010, June 29, 2010, July 30, 2010, August 6, 2010, August 11, 2010, August 16, 2010, September 15, 2010, September 29, 2010, September 30, 2010, October 29, 2010, November 2, 2010 (Item 5.07), November 4, 2010 and November 10, 2010;

•	The description of our common stock included in the Form 8-A filed on August 25, 2006, and any amendment or report filed with the SEC for the purpose of updating such description; and

•
All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, except as to any portion of any future report or document that is furnished to the SEC and which is not deemed “filed” with the SEC under such provisions.

We will provide without charge to each person to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to

Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
Attention: Corporate Secretary

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in any prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or the date of the applicable prospectus supplement or other documents.

WHERE YOU CAN FIND MORE INFORMATION

Magnum Hunter Resources Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. In addition, you may read our SEC filings at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

We have a website located at http://www.magnumhunterresources.com. The information on this website is not incorporated by reference into this prospectus or any prospectus supplement and you should not consider it part of this prospectus or any prospectus supplement.

Magnum Hunter Resources Corporation

$250,000,000
Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants

PROSPECTUS

November 12, 2010

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.